EXHIBIT 10.1

HELMERICH & PAYNE, INC.

2010 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Participant Name:	Date of Grant:

Vesting Schedule
Shares Subject to Restricted Stock Award:	Vesting Dates	Percent of Award Vested
Expiration Date:		%
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%
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%

Restricted Stock Award Agreement

Under the Helmerich & Payne, Inc.

2010 Long-Term Incentive Plan

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”), is made as of the grant date set forth on the cover page of this Award Agreement (the “Cover Page”) at Tulsa, Oklahoma by and between the participant named on the Cover Page (the “Participant”) and Helmerich & Payne, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Participant is an employee of the Company, a Subsidiary of the Company, or an Affiliated Entity, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company, a Subsidiary of the Company, or an Affiliated Entity; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to receive shares of the Common Stock of the Company, as hereinafter provided, pursuant to the “Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan” (the “Plan”), a copy of which has been provided to the Participant; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

Section 1.              Grant of Restricted Stock Award.  The Company hereby grants to the Participant an award (the “Restricted Stock Award”) of                            (        ) shares of its Common Stock, par value $.10 (the “Stock”) set forth on the Cover Page, under and subject to the terms and conditions of this Award Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes.

Section 2.              Stock Held by Company.  The Restricted Stock Award shall be evidenced via a book entry registration or the issuance of a stock certificate or certificates as determined by the Company.  As a condition precedent to the book entry registration or the issuing of a certificate representing these shares of the Award, the Participant must deliver to the Company a duly executed irrevocable stock power (in blank) covering such shares represented by the certificate in the form of Exhibit A attached hereto.  All shares of the Award held by the Company pursuant to this Award Agreement shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes, and the Participant shall be entitled to vote such shares and shall receive all cash dividends thereon provided that the right to vote or receive such dividends shall terminate with respect to shares which have been forfeited as provided under this Award Agreement.  While such shares are held by the Company and until such shares have vested on the applicable date set forth on the Cover Page (the “Vesting Date”), the Participant for whose benefit such shares are held shall not have the right to encumber or otherwise change, sell, assign, transfer, pledge or otherwise dispose of such unvested shares of

Stock or any interest therein, and such unvested shares of Stock shall not be subject to attachment or any other legal or equitable process brought by or on behalf of any creditor of such Participant; and any such attempt to attach or receive shares in violation of this Award Agreement shall be null and void.  If such shares shall vest on the applicable Vesting Date in accordance with this Award Agreement, the Company shall deliver the shares via book entry registration or in the form of a certificate representing such vested shares.

Section 3.              Timing of Restricted Stock Award.  The Participant shall be eligible to receive the Award pursuant to the vesting schedule set forth on the Cover Page (the “Vesting Schedule”), subject to the applicable provisions of the Plan and this Award Agreement having been satisfied.  Upon satisfaction of the vesting conditions, the Participant may receive on or after the applicable vesting date specified on the Cover Page (the “Vesting Date”), the number of shares of Stock determined by multiplying the aggregate number of shares of Stock subject to the Award set forth on the Cover Page by the designated percentage set forth on the Cover Page.

Section 4.              Term of Restricted Stock Award.  Subject to earlier termination as herein provided, the Restricted Stock Award shall expire at the close of business on the expiration date set forth on the Cover Page and may not become vested after such expiration date.  Unless vesting is accelerated or extended pursuant to the terms of Section 7, unvested shares of Stock subject to the Award shall be forfeited upon Participant’s termination of employment.

Section 5.              Nontransferability of Restricted Stock Award.  Except as otherwise herein provided, the Restricted Stock Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution.  More particularly (but without limiting the generality of the foregoing), unvested shares of Stock held by the Company may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock Award contrary to the provisions hereof shall be null and void and without effect.  All shares of Stock which are distributed to the Participant as provided under this Award Agreement may not be subsequently transferred except as provided herein.

Section 6.              Employment.  Nothing in the Plan or in this Award Agreement shall confer upon the Participant any right to continue in the employ of the Company, its parent or any Subsidiary or an Affiliated Entity or interfere in any way with the right of the Company, its parent or any Subsidiary or an Affiliated Entity to terminate the Participant’s employment at any time.

Section 7.              Vesting of Restricted Stock Awards.  In the event of the Participant’s death after the date Participant becomes Retirement Eligible, any and all unvested shares of Stock under this Award Agreement shall become automatically fully vested.  In the event the Participant voluntarily terminates employment or terminates employment due to Disability following the date he becomes Retirement Eligible, subject to the provisions of Section 9, the Participant shall be eligible to continue to vest in accordance with the Vesting Schedule provided that (i) the Participant is continuously employed as a full-time employee through the one-year anniversary of the Date of Grant, (ii) the Participant complies with the requirements set forth in Section 8 below at all times during the remainder of the Vesting Schedule and (iii) the

Participant executes and delivers to the Company a compliance certificate in the form attached hereto as Exhibit B indicating the Participant’s full compliance with Section 8 on or before November 1 of each year during the remainder of the Vesting Schedule.  For purposes of this Award Agreement, “Retirement Eligible” shall mean the date the Participant both (i) attains age 55 and (ii) has 15 or more continuous years of service as a full-time employee of the Company, a Subsidiary or an Affiliated Entity.  The Committee, in its sole discretion, may elect to accelerate the vesting for all or any part of the shares subject to the Restricted Stock Award for which the applicable Vesting Date(s) has not yet occurred on the date of the Participant’s termination of employment if such termination occurs by reason of death, termination of employment due to a Disability, or Retirement.

Section 8.              Non-Disclosure and Confidential Information.

(a)              Confidential Information.  For purposes of this Award Agreement, “confidential information” includes, without limitation, information with respect to the Company’s or its subsidiaries’ finances, oil and gas drilling processes, costs and pricing, customer contracts, contracts and requirements, vendor or supplier contracts, contracts for other information, compensation structures, recruitment and training policies, operation support and backup facilities, service and product formulas, concepts, data, know-how improvements and strategies, computer programs and listings (whether in source code and/or object code format), software design and methodology, research and development or investigations, marketing strategies, ideas and plans for ongoing or future businesses, new business or other developments, new and innovative service or product ideas, inventions, potential acquisitions or divestitures, business and litigation strategies and future business and litigation plans and any other information or material that is of special or unique value to the Company or its subsidiaries maintained as confidential and not disclosed to the general public (whether through an annual report and/or filings with the Securities and Exchange Commission or otherwise).

(b)              Non-Disclosure.  Participant agrees that due to Participant’s knowledge of the confidential information, Participant would inevitably use and/or disclose that information, in breach of Participant’s confidentiality and non-disclosure obligations under this Award Agreement, if Participant worked in certain capacities or engaged in certain activities for a period of time following the termination of Participant’s employment relationship with the Company or a subsidiary, specifically in the position which involved either (i) responsibility and decision-making authority or input at the executive level regarding any subject, (ii) responsibility or decision-making authority or input at any management level in the participant’s individual area of assignment with the Company or a subsidiary or (iii) responsibility or decision-making authority or input that allows for the use of confidential information for the benefit of any person (including Participant) or entity in the oil and gas drilling or other business that develops, provides or markets any products or services that are otherwise competitive with or similar to the products or services of the Company or its subsidiaries (the “Restricted Occupations”).  Therefore, in the event the Participant is eligible for continued vesting pursuant to Section 7, except with the prior written consent of an authorized officer of the Company, during the period of continued vesting following Participant’s employment with the Company or its subsidiaries, Participant agrees not to be employed by, consult for or otherwise act on behalf of any person or entity (without regard to geographic location) in any capacity in which the Participant would be involved directly or indirectly in a Restricted Occupation.  In the event the Committee determines in its sole judgment that the Participant has engaged in activities in contravention of this Section 8, Participant’s eligibility for continued vesting under Section 7 shall cease and any unvested shares of Stock shall be forfeited.  Participant acknowledges this commitment is intended to protect the confidential information and is not intended to be applied or interpreted as a covenant against competition.

Section 9.              Suspension or Termination of Awards.  Notwithstanding anything in the Plan or this Award Agreement to the contrary, if at any time (including after notice of exercise has been delivered) the Committee reasonably believes that the Participant has committed an act of misconduct as described in this paragraph, the Committee may suspend the Participant’s right to exercise or receive any Award pending a determination of whether an act of misconduct has been committed.  If the Committee determines the Participant has committed an illegal act, fraud, embezzlement or deliberate disregard of Company rules or policies (including any violation of the Participant’s non-disclosure, non-compete or similar agreement) that may reasonably be expected to result in loss, damage or injury to the Company, the Committee may (a) cancel any outstanding Award granted to the Participant, in whole or in part, whether or not vested or deferred and/or (b) if such conduct or activity occurs during a Company fiscal year in which there was also an exercise or receipt of an Award, require the Participant to repay to the Company any gain realized or value received upon the exercise or receipt of such Award (with such gain or value received valued as of the date of exercise or receipt).  Cancellation and repayment obligations will be effective as of the date specified by the Committee.  Any repayment obligation may be satisfied in stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any affiliate to the Participant if necessary to satisfy the repayment obligation.  The determination regarding cancellation of an Award or a repayment obligation shall be within the sole discretion of the Committee and shall be binding upon the Participant and the Company.

Section 10.            Change of Control.  Any and all shares under this Restricted Stock Award shall become automatically fully vested upon the occurrence of a Change of Control Event with such acceleration to occur without the requirement of any further act by either the Company or the Participant.

Section 11.            Securities Law Restrictions.  The Restricted Stock Award shall be vested and Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Restricted Stock Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect.  The Participant acknowledges that any stock certificate representing Stock acquired under such circumstances will be issued with a restricted securities legend.

Section 12.            Withholding of Taxes.  The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state, or local taxes that it determines it may be obligated to withhold or pay in connection with the Restricted Stock Award.  A Participant must pay the amount of taxes the Company is required to remit on the Participant’s behalf with respect to the Restricted Stock Award (i) in cash or by check, (ii) by the Participant surrendering, or the Company retaining from the shares of Stock to be issued to the Participant, that number of shares of Stock having a Fair Market Value on the applicable date  equal to the amount of such required withholding, or (iii) by a combination of the foregoing.

Section 13.            Legends.  The shares of Stock which are the subject of the Award shall be subject to the following legend:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT FOR HELMERICH & PAYNE, INC. 2010 LONG-TERM INCENTIVE PLAN DATED THE 7th DAY OF DECEMBER, 2010.  ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID AND WITHOUT EFFECT.  A COPY OF THE AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF HELMERICH & PAYNE, INC.”

Section 14.            Notices.  All notices or other communications relating to the Plan and this Award Agreement as it relates to the Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

Section 15.            Conflicts.  In the event of any conflicts between this Agreement and the Plan, the latter shall control.  In the event any provision hereof conflicts with applicable law, that provision shall be severed, and the remaining provisions shall remain enforceable.

Section 16.            No Part of Other Plans.  The benefits provided under this Agreement or the Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company, a Subsidiary or an Affiliated Entity to the Participant.

Section 17.            Participant and Award Subject to Plan.  As specific consideration to the Company for the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Award Agreement as of the day and year first above written.

HELMERICH & PAYNE, INC., a Delaware corporation

By:

“COMPANY”

“PARTICIPANT”

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                             , an individual, hereby irrevocably assigns and conveys to                                                 ,                                                                    (              ) shares of the Common Capital Stock of Helmerich & Payne, Inc., a Delaware corporation, $.10 par value.

DATED:

EXHIBIT B

Compliance Certificate

I hereby certify that I am in full compliance with the covenants contained in that certain Award Agreement (the “Agreement”) dated as of                               , 20     between Helmerich & Payne, Inc. and me and have been in full compliance with such covenants at all times during the twelve-month period immediately preceding November 1 of the year designated below.

Dated: